Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces First Quarter Results
- Reports Increases of 9.5% in FFO per share and 4.5% in Recurring FFO per share -
- Achieves Thirteenth Consecutive Quarter of Positive Rent Spreads on New Leases -

OAK BROOK, IL (May 8, 2014) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Central United States, today announced financial and operational results for the three months ended March 31, 2014.

First Quarter Highlights

•
Reported Funds from Operations (FFO) and Recurring FFO (excluding lease termination income and non-cash impairments net of taxes) per weighted average common share (basic and diluted) of $0.23 for the three months ended March 31, 2014, representing increases of 9.5% and 4.5%, respectively, over the first quarter of 2013.

•
Same-store net operating income (NOI) for the total portfolio, including IRC’s pro rata share of unconsolidated NOI, rose 2.8% over the first quarter of 2013. Consolidated same-store NOI increased 1.7% for the quarter over the comparable period in 2013.

•	Total portfolio leased occupancy was 95.2% and financial occupancy was 93.5% at March 31, 2014, representing increases of 110 basis points and 190 basis points, respectively, over one year ago.

•	For the quarter, average base rent for new and renewal leases signed in the total portfolio increased by 19.8% and 4.8%, respectively, over expiring average rents.

•
Company acquired Mokena Marketplace located in the Chicago MSA for $13.7 million and sold three non-core properties for a total sale price of $23.1 million, recording a net gain on sale of $12.9 million.

“For the first quarter we delivered solid FFO per share results driven by higher net operating income from increases in same store NOI, occupancy gains and strong positive rent spreads, throughout our total portfolio,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “In addition, we continue to recycle capital and further improve our portfolio by investing proceeds from the sale of non-core assets into new acquisitions with high quality national tenants and strong potential for income growth. Our strategy is producing measurable results, as average base rent for new leases in our total portfolio have increased for the past thirteen consecutive quarters. We continue to leverage our portfolio management expertise, redevelopment and acquisition opportunities, and sound balance sheet position to grow our portfolio and income, with the ultimate goal of driving value for our shareholders.”

Financial Results for the Quarter
FFO attributable to common stockholders was $23.2 million for the three months ended March 31, 2014, compared to
$19.2 million for the first quarter of 2013. On a per share basis, FFO was $0.23 (basic and diluted) for the first quarter of 2014, compared to $0.21 for the same period of 2013.

Recurring FFO (excluding lease termination income and non-cash impairments net of taxes) was $23.1 million for the first quarter of 2014, compared to $19.8 million for the prior year quarter. On a per share basis, Recurring FFO was $0.23 (basic and diluted) for the three months ended March 31, 2014, compared to $0.22 for the first quarter of 2013. Recurring FFO rose year over year primarily due to higher net operating income from the consolidated and unconsolidated joint venture portfolios. The

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increase was partially offset by higher interest expense from the consolidation of the NYSTRS joint venture assets in June of 2013.

Net income attributable to common stockholders for the three months ended March 31, 2014 was $13.2 million, compared to $4.7 million for the first quarter of 2013. On a per common share basis, net income attributable to common stockholders was $0.13 (basic and diluted) for the first quarter of 2014, compared to $0.05 for the prior year quarter. Net income increased year over year primarily due to the same items that impacted FFO, plus higher gains on sale of investment properties recorded during the quarter. The increase in net income was partially offset by higher depreciation and amortization expense resulting from the consolidation in 2013 of the NYSTRS joint venture assets.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
For the quarter, total portfolio same-store NOI was $27.6 million and consolidated same-store NOI was $21.5 million, representing increases of 2.8% and 1.7%, respectively, over the prior year period. The increases in same-store NOI were due to higher annual base rents for new and renewal leases, and an increase in the rate at which property operating expenses were recovered, related to occupancy gains.

Same-store financial occupancy for the consolidated portfolio was 91.8% as of March 31, 2014, representing an increase of 180 basis points over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three month periods during each year. A total of 84 of the Company's investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as "same-store" properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter, the Company signed 79 leases within the total portfolio aggregating 365,828 square feet of gross leasable area (GLA). Total leases executed included:

•	Fifty-five renewal leases comprising 307,943 square feet, with an average rental rate of $14.50 per square foot, representing an increase of 4.8% over the average expiring rent;

•	Ten new leases comprising 20,384 square feet, with an average rental rate of $19.92 per square foot, representing an increase of 19.8% over the expiring rent; and

•
Fourteen non-comparable leases comprising 37,501 square feet, with an average rental rate of $17.17 per square foot. The company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 65 new and renewal leases executed during the quarter had an average rental rate of $14.84 per square foot, representing an increase of 5.9% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of March 31, 2014, leased occupancy was 95.2% and financial occupancy was 93.5%, representing gains of 110 basis points and 190 basis points, respectively, over one year ago. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported Recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is adjusted for lease termination income and non-cash impairments, of $36.7 million for the three months ended March 31, 2014, compared to $33.4 million for the first quarter of 2013. Definitions and reconciliations of EBITDA and Recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

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Recurring EBITDA coverage of interest expense was 3.3 times for the quarter ended March 31, 2014, compared to 3.0 times for the first quarter of 2013. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

As of March 31, 2014, the Company had an equity market capitalization (common shares) of $1.1 billion, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.1 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.2 billion. The Company's debt-to-total market capitalization was 47.7% as of March 31, 2014, an improvement of 160 basis points over one year ago. Approximately 59.7% of total debt bears interest at fixed rates. As of March 31, 2014, the weighted average interest rate on the fixed rate debt was 5.21% and the overall weighted average interest rate, including variable rate debt, was 3.95%.

Dispositions and Acquisitions
During the quarter, the Company sold three retail properties for a total price of $23.1 million and recorded a net gain on sale of $12.9 million. The dispositions included a single-user property formerly leased to Dominick’s in Countryside, Ill., for $3.0 million; River Square, an unanchored neighborhood center in Naperville, Ill., for $16.8 million; and Golf Road Plaza, an unanchored neighborhood center in Niles, Ill., for $3.3 million. The Company is investing proceeds from the sale of non-core assets into the acquisition of properties that improve the quality, diversification and growth potential of the portfolio.

In March the Company purchased Mokena Marketplace in Mokena, Ill., an affluent suburb of Chicago, for $13.7 million in cash. The acquisition includes approximately 49,000 square feet that is 76% leased to PetSmart, Party City, Sally Beauty and Lee Nails, plus a free-standing Chase Bank on a ground lease and five undeveloped outlots. Mokena Marketplace is shadow-anchored by a new Meijer grocery store scheduled to open this summer and JCPenney, both of which provide regional drawing power to the center. The Company believes the property is an attractive addition to its portfolio because of the center’s high quality national tenant base and location within a vibrant submarket of Chicago. In addition, the acquisition provides the opportunity to enhance the value of the property through the leasing of available in-line space and development of the adjacent outparcels.

Joint Venture Activity
During the quarter, the Company invested a total of $43.3 million of equity in its joint venture with IPCC to acquire the following assets: one 86,584-square-foot community center anchored by Kohl’s in Wausau, Wis.; a single-user property leased to CVS Pharmacy in Port St. Joe, Fla.; a single-user property leased to O’Reilly Auto Parts in Kokomo, Ind.; a single-tenant property leased to Academy Sports in Olathe, Kan.; a single-user property leased to BJ’s Wholesale Club in Framingham, Mass.; and a single-tenant property leased to Walgreens in Trenton, Ohio.

Total fee income from unconsolidated joint ventures was $1.3 million for the quarter. Fee income from unconsolidated joint ventures decreased by approximately $337,000, or 21.1%, from the same period in 2013, due to the consolidation of properties formerly held in the joint venture with NYSTRS and lower property acquisition fee income earned on sales of interests through the joint venture with IPCC. The decrease was partially offset by higher management fee income from the joint ventures with IPCC and PGGM.

Distributions
In January, February, March and April of 2014, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company has declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on
May 15, 2014, to Preferred Stockholders of record as of May 1, 2014.

In January, February, March and April of 2014, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on
May 19, 2014, to common stockholders of record as of April 30, 2014.

Guidance
For fiscal year 2014, the Company continues to expect Recurring FFO per common share (basic and diluted) to range from $0.93 to $0.97. The Company's guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 4%, and consolidated same-store financial occupancy at year-end 2014 to range from 91% to 92%.

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Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for quarter ended
March 31, 2014 on Thursday, May 8, 2014, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-888-317-6016 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-317-6016 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on May 23, 2014. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10044100. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) that owns and operates open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Central United States. As of March 31, 2014, the Company owned interests in 138 investment properties, including 29 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company's supplemental financial information for the three months ended March 31, 2014, is available at www.inlandrealestate.com.

Certain information in this supplemental information may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as "seek," “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(630) 218-7364 or (888) 331-4732
ir@inlandrealestate.com

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Consolidated Balance Sheets
(in thousands, except per share data)

	March 31, 2014	December 31, 2013
Assets:	(unaudited)
Investment properties:
Land	$403,192	387,010
Construction in progress	17,836	16,856
Building and improvements	1,164,798	1,130,004
	1,585,826	1,533,870
Less accumulated depreciation	332,150	327,684
Net investment properties	1,253,676	1,206,186
Cash and cash equivalents	12,747	11,258
Accounts receivable, net	47,431	37,155
Investment in and advances to unconsolidated joint ventures	112,351	119,476
Acquired lease intangibles, net	106,804	103,576
Deferred costs, net	19,444	19,638
Other assets	31,310	32,648
Total assets	$1,583,763	1,529,937

Liabilities:
Accounts payable and accrued expenses	$57,765	57,132
Acquired below market lease intangibles, net	44,089	43,191
Distributions payable	5,112	5,110
Mortgages payable	488,098	497,832
Unsecured credit facilities	385,000	325,000
Convertible notes	28,906	28,790
Other liabilities	20,270	17,413
Total liabilities	1,029,240	974,468

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at March 31, 2014 and December 31, 2013, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 99,764 and 99,721 Shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	998	997
Additional paid-in capital (net of offering costs of $74,826 and $74,749 at March 31, 2014 and December 31, 2013, respectively)	877,914	877,328
Accumulated distributions in excess of net income	(428,977)	(427,953)
Accumulated other comprehensive loss	(5,404)	(4,904)
Total stockholders’ equity	554,531	555,468

Noncontrolling interest	(8)	1
Total equity	554,523	555,469

Total liabilities and equity	$1,583,763	1,529,937

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended March 31,
	2014	2013
Revenues:
Rental income	$35,298	26,477
Tenant recoveries	20,043	10,391
Other property income	506	436
Fee income from unconsolidated joint ventures	1,259	1,596
Total revenues	57,106	38,900

Expenses:
Property operating expenses	12,374	7,142
Real estate tax expense	10,080	6,790
Depreciation and amortization	19,114	12,023
General and administrative expenses	6,092	4,720
Total expenses	47,660	30,675

Operating income	9,446	8,225
Other income	102	748
Gain on sale of investment properties	12,850	1,440
Gain on sale of joint venture interest	108	341
Interest expense	(8,991)	(7,985)
Income before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	13,515	2,769

Income tax expense of taxable REIT subsidiaries	(395)	(228)
Equity in earnings of unconsolidated joint ventures	1,794	1,340
Income from continuing operations	14,914	3,881

Income from discontinued operations	490	3,032
Net income	15,404	6,913

Less: Net (income) loss attributable to the noncontrolling interest	20	(12)
Net income attributable to Inland Real Estate Corporation	15,424	6,901

Dividends on preferred shares	(2,234)	(2,210)
Net income attributable to common stockholders	$13,190	4,691

Basic and diluted earnings attributable to common shares per weighted average common share:

Income from continuing operations	$0.13	0.02
Income from discontinued operations	—	0.03
Net income attributable to common stockholders per weighted average common share — basic and diluted	$0.13	0.05

Weighted average number of common shares outstanding — basic	99,411	89,476

Weighted average number of common shares outstanding — diluted	99,742	89,707

Comprehensive income:
Net income attributable to common stockholders	$13,190	4,691
Unrealized loss on investment securities	—	(37)
Unrealized gain (loss) on derivative instruments	(500)	1,028
Comprehensive income	$12,690	5,682

Note: Basic and diluted Earnings Per Share may not foot due to rounding.

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  Under U.S. GAAP, impairment charges reduce net income.  While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent.  We have adopted the NAREIT definition for computing FFO.  Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations.  Management uses the calculation of FFO and Recurring FFO for several reasons.  FFO is used in certain employment agreements we have with our executives to determine a portion of incentive compensation payable to them.  Additionally, we use FFO and Recurring FFO to compare our performance to that of other REITs in our peer group.  The calculation of FFO and Recurring FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO.  Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.
.

	Three months ended March 31,
	2014	2013
Net income attributable to common stockholders	$13,190	4,691
Gain on sale of investment properties	(13,343)	(4,178)
Impairment of depreciable operating property	—	186
Equity in depreciation and amortization of unconsolidated joint ventures	4,192	5,855
Amortization on in-place lease intangibles	6,410	1,548
Amortization on leasing commissions	454	505
Depreciation, net of noncontrolling interest	12,250	10,598
Funds From Operations attributable to common stockholders	$23,153	19,205

Lease termination income	(4)	(1)
Lease termination income included in equity in earnings of unconsolidated joint ventures	(77)	(9)
Impairment loss, net of taxes:
Impairment of investment securities	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	506
Recurring Funds From Operations attributable to common stockholders	$23,072	19,799

Net income attributable to common stockholders per weighted average common share — basic and diluted	$0.13	0.05

Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.23	0.21

Recurring Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.23	0.22

Weighted average number of common shares outstanding — basic	99,411	89,476
Weighted average number of common shares outstanding — diluted	99,742	89,707

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. Recurring EBITDA includes adjustments to EBITDA for the impact of least termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended March 31,
	2014	2013
Net income attributable to Inland Real Estate Corporation	$15,424	6,901
Gain on sale of investment properties	(13,343)	(4,178)
Income tax (benefit) expense of taxable REIT subsidiaries	395	228
Interest expense	8,991	7,985
Interest expense associated with discontinued operations	—	194
Interest expense associated with unconsolidated joint ventures	1,989	2,979
Depreciation and amortization	19,114	12,023
Depreciation and amortization associated with discontinued operations	—	653
Depreciation and amortization associated with unconsolidated joint ventures	4,192	5,855
EBITDA	36,762	32,640

Lease termination income	(4)	(1)
Lease termination income included in equity in earnings of unconsolidated joint ventures	(77)	(9)
Impairment loss, net of taxes:
Impairment of depreciable operating property	—	186
Impairment of investment securities	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	506
Recurring EBITDA	$36,681	33,420

Total Interest Expense	$10,980	11,158

EBITDA: Interest Expense Coverage Ratio	3.3 x	2.9 x

Recurring EBITDA: Interest Expense Coverage Ratio	3.3 x	3.0 x

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three months ended March 31, 2014 and 2013, along with other investment properties' net operating income. Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three months ended March 31, 2014 and 2013. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended March 31,
Consolidated	2014	2013	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 84 properties
Rental income	$23,334	23,243	0.4%
Tenant recovery income	11,963	9,085	31.7%
Other property income	391	390	0.3%
"Other investment properties”
Rental income	11,304	3,477
Tenant recovery income	8,080	1,306
Other property income	111	45
Total property income	$55,183	37,546

Property operating expenses:
"Same store" investment properties, 84 properties
Property operating expenses	$8,094	5,624	43.9%
Real estate tax expense	6,049	5,903	2.5%
"Other investment properties"
Property operating expenses	4,089	815
Real estate tax expense	4,031	887
Total property operating expenses	$22,263	13,229

Property net operating income
"Same store" investment properties	21,545	21,191	1.7%
"Other investment properties"	11,375	3,126
Total property net operating income	$32,920	24,317

Other income:
Straight-line rents	$735	104
Amortization of lease intangibles	(75)	(347)
Lease termination income	4	1
Other income	102	748
Fee income from unconsolidated joint ventures	1,259	1,596
Gain on sale of investment properties	12,850	1,440
Gain on sale of joint venture interest	108	341

Equity in earnings of unconsolidated joint ventures	1,794	1,340

Other expenses:
Income tax expense of taxable REIT subsidiaries	(395)	(228)
Bad debt expense	(191)	(703)
Depreciation and amortization	(19,114)	(12,023)
General and administrative expenses	(6,092)	(4,720)
Interest expense	(8,991)	(7,985)

Income from continuing operations	14,914	3,881
Income from discontinued operations	490	3,032
Net income	15,404	6,913

Less: Net (income) loss attributable to the noncontrolling interest	20	(12)
Net income attributable to Inland Real Estate Corporation	15,424	6,901

Dividends on preferred shares	(2,234)	(2,210)

Net income attributable to common stockholders	$13,190	4,691

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Balance Sheets - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

The following schedules present our pro-rata consolidated financial statements as of and for the three months and year ended March 31, 2014, reconciled to our U.S. GAAP financial statements. These financial statements are considered non-GAAP because they include financial information related to unconsolidated joint ventures accounted for under the equity method of accounting. We provide these statements to include the pro rata amounts of all properties under management in order to better compare our overall performance and operating metrics to those of other REITs in our peer group.

	Consolidated Balance Sheets March 31, 2014	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	Pro-rata Consolidated Balance Sheets
Assets:
Investment properties:
Land	$403,192	—	85,429	—	488,621
Construction in progress	17,836	—	1,867	2,062	21,765
Building and improvements	1,164,798	—	219,147	—	1,383,945
	1,585,826	—	306,443	2,062	1,894,331
Less accumulated depreciation	332,150	—	17,144	—	349,294
Net investment properties	1,253,676	—	289,299	2,062	1,545,037
Cash and cash equivalents	12,747	(2,262)	7,273	77	17,835
Accounts receivable, net	47,431	—	9,314	26	56,771
Investment in and advances to unconsolidated joint ventures	112,351	—	(107,133)	294	5,512
Acquired lease intangibles, net	106,804	—	44,873	—	151,677
Deferred costs, net	19,444	—	2,327	—	21,771
Other assets	31,310	(20)	2,615	4	33,909
Total assets	$1,583,763	(2,282)	248,568	2,463	1,832,512

Liabilities:
Accounts payable and accrued expenses	$57,765	(10)	8,201	1,618	67,574
Acquired below market lease intangibles, net	44,089	—	16,284	—	60,373
Distributions payable	5,112	—	—	—	5,112
Mortgages payable	488,098	—	163,348	—	651,446
Unsecured credit facilities	385,000	—	—	—	385,000
Convertible notes	28,906	—	—	—	28,906
Other liabilities	20,270	37	3,670	—	23,977
Total liabilities	1,029,240	27	191,503	1,618	1,222,388

Stockholders’ Equity:
Preferred stock	110,000	—	—	—	110,000
Common stock	998	—	—	—	998
Additional paid-in capital	877,914	—	119	—	878,033
Accumulated distributions in excess of net income	(428,977)	(2,317)	56,946	845	(373,503)
Accumulated other comprehensive loss	(5,404)	—	—	—	(5,404)
Total stockholders’ equity	554,531	(2,317)	57,065	845	610,124

Noncontrolling interest	(8)	8	—	—	—
Total equity	554,523	(2,309)	57,065	845	610,124

Total liabilities and equity	$1,583,763	(2,282)	248,568	2,463	1,832,512

10

Statements of Operations - Pro Rata Consolidation (unaudited)
(in thousands, except per share data)

Three months ended March 31, 2014	Consolidated Statement of Operations	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Pro-rata Consolidated Statement of Operations
Revenues:
Rental income	$35,298	—	7,996	—	59	43,353
Tenant recoveries	20,043	—	4,886	—	—	24,929
Other property income	506	—	161	—	—	667
Fee income from unconsolidated joint ventures	1,259	—	—	—	—	1,259
Total revenues	57,106	—	13,043	—	59	70,208

Expenses:
Property operating expenses	12,374	—	2,672	—	8	15,054
Real estate tax expense	10,080	—	2,687	2	—	12,769
Depreciation and amortization	19,114	—	4,165	—	27	23,306
General and administrative expenses	6,092	(20)	195	—	—	6,267
Total expenses	47,660	(20)	9,719	2	35	57,396

Operating income (loss)	9,446	20	3,324	(2)	24	12,812

Other income	102	—	3	—	—	105
Gain on sale of investment properties	12,850	—	—	—	—	12,850
Gain on sale of joint venture interest	108	—	—	—	—	108
Interest expense	(8,991)	—	(1,966)	—	(23)	(10,980)
Income (loss) before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	13,515	20	1,361	(2)	1	14,895

Income tax expense of taxable REIT subsidiaries	(395)	—	—	—		(395)
Equity in earnings of unconsolidated joint ventures	1,794	—	(1,361)	2	(1)	434
Income from continuing operations	14,914	20	—	—	—	14,934

Income from discontinued operations	490	—	—	—	—	490
Net income	15,404	20	—	—	—	15,424

Less: Net loss attributable to the noncontrolling interest	20	(20)	—	—	—	—
Net income attributable to Inland Real Estate Corporation	15,424	—	—	—	—	15,424

Dividends on preferred shares	(2,234)	—	—	—	—	(2,234)
Net income attributable to common stockholders	$13,190	—	—	—	—	13,190

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